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                                                                     EXHIBIT 9.1

                               BRASCAN CORPORATION
                            EARNINGS COVERAGE RATIOS

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
                                                               DECONSOLIDATED                        CONSOLIDATED
                                                               12 MONTHS ENDED                      12 MONTHS ENDED
                                                      --------------------------------    --------------------------------
MILLIONS                                              MARCH 31, 2002     DEC. 31, 2001    MARCH 31, 2002     DEC. 31, 2001
                                                      --------------     -------------    --------------     -------------
NET INCOME (EARNINGS)                                        324               311               324               311

ADD BACK:
       Interest                                               91                95               704               724
       Taxes                                                 --                --                83               122
                                                          ------            ------            ------            ------
EARNINGS BEFORE INTEREST AND INCOME TAX                   $  415            $  406            $1,111            $1,157
                                                          ======            ======            ======            ======
COVERAGE CALCULATIONS:
       Earnings before interest and income tax               415               406             1,111             1,157
                                                          ------            ------            ------            ------
       Interest expenses                                      91                95               704               724

                                                             4.6               4.3               1.6               1.6
                                                           times             times             times             times
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